This is the form of a material change report required under section 85 (1) of the Securities Act and section 151 of the Securities Rules.

BC FORM 53-901F

(Previously Form 27)

Securities Act

MATERIAL CHANGE REPORT UNDER SECTION 85 (1) OF THE SECURITIES ACT

NOTE:

This form is intended as a guideline. A letter or other document may be used if the substantive requirements of this form are complied with.

NOTE:

Every report required to be filed under section 85 (1) of the Securities Act (the "Act") must be sent to the British Columbia Securities Commission (the "Commission") in an envelope addressed to the Commission and marked "Continuous Disclosure."

NOTE:

WHERE THIS REPORT IS FILED ON A CONFIDENTIAL BASIS, PUT AT THE BEGINNING OF THE REPORT IN BLOCK CAPITALS "CONFIDENTIAL - SECTION 85", AND PLACE EVERYTHING THAT IS REQUIRED TO BE FILED IN AN ENVELOPE ADDRESSED TO THE SECRETARY OF THE COMMISSION MARKED "CONFIDENTIAL".

Item 1: Reporting Issuer

CanAlaska Ventures Ltd.

2303 West 41st Avenue

Vancouver, BC  V6M 2A3

Item 2: Date of Material Change

September 22, 2005

Item 3: Press Release

A Press release dated and issued September 22, 2005 in Vancouver, BC to Stockwatch and through various other approved public media.

Item 4: Summary of Material Change

CanAlaska Ventures Ltd. is pleased to announce that it will be jointly funding with Cogema Resources Inc. an airborne survey on McArthur River.

Item 5: Full Description of Material Change

Highlights:

•

Second West McArthur airborne survey contract signed

•

4,750 line km of high resolution gravity-gradiometry survey

•

Cost sharing with adjacent Cogema properties

•

Previous MEGATEM II™ survey outlined six target areas

Vancouver, BC, September 22, 2005 – CanAlaska Ventures Ltd. is pleased to announce that it will be jointly funding with Cogema Resources Inc., a subsidiary of Areva Group, an airborne survey using BHP Billiton's Falcon™ high-resolution airborne gravity-gradiometry system, over properties immediately to the west of the McArthur River uranium mine.

The Company has previously flown a deep penetrating electromagnetic MEGATEM II™ survey over its land position in this area.  This survey was successful and gave the Company detailed information on six conductive target zones on its extensive land position.

Four of these were previously unknown. The "unconformity" target in this area is between 500 and 900 metres in depth, well beyond the penetration depth capabilities of previous survey technology. The Company is currently carrying out ground follow-up programs on these targets.

BHP Billiton's “Falcon™” high-resolution airborne gravity-gradiometry system measures very subtle changes in the earth's gravitational field while simultaneously collecting magnetic and radiometric data. This data will be used to enhance drill target areas. The survey will commence on aircraft availability.

N
W
E
S
CanAlaska
Ventures Ltd.
NE
NE Project
WEST
Lake Athabasca
Helmer
Alberta
Hodgson
Waterbury
Arnold
West McArthur
Cree West
McTavish
Moon
SE
Geikie
Cree East
Key
Legend
Uranium Deposits
Athabasca Basin
CanAlaska Projects
Other Dispositions
Exclusions
CanAlaska Projects in Hectares
Total Hectares - 671,253 (1,658,666 Acres)
Alberta - 128,912
Arnold - 24,285
Cree East - 26,906
Cree West - 12,860
Geikie - 4,835
NE Project - 198,438
Helmer - 43,609
Hodgson - 30,262
Key - 5,493
Lake Athabasca - 104,347
McTavish - 38,282
Moon - 4,785
Waterbury - 12,417
West McArthur - 35,822
CVV Project Locations In the Athabasca Basin
Map Drafted by Brian King
1:1,500,000
0
25
50
100
150
200
Kilometers

Item 6: Reliance on section 85 (2) of the Act

Not Applicable

Item 7: Omitted Information

Not Applicable

Item 8: Senior Officers

Taryn Downing, Corporate Secretary

Telephone:  604-685-1870

Facsimile:  604-685-6550

Item 9: Statement of Senior Officer

I hereby certify the foregoing accurately discloses the material change referred to herein:

____September 22, 2005___________

Date

“Taryn Downing”

_______________________________

Signature of authorized signatory

__Taryn Downing________________

Print name of signatory

__Corporate Secretary_____________

Official capacity